Exhibit 32.2

CERTIFICATIONS PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002
CERTIFICATIONS PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the Annual Report of Apache Motor Corporation, a Nevada corporation (the “Company”), on Form 10-QSB for the quarterly ended November 30, 2004, as filed with the Securities and Exchange Commission (the “Report”), Adam Jenn, Acting Chief Financial Officer of the Company do hereby certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to his knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ Adam Jenn

Name:	Adam Jenn

Title:	Acting Chief Financial Officer

Date:	February 5, 2005

[A signed original of this written statement required by Section 906 has been provided to Apache Motor Corporation and will be retained by Apache Motor Corporation and furnished to the Securities and Exchange Commission or its staff upon request.]